EXHIBIT 10.9

Silicon Valley Bank

Amendment to Loan Documents

Borrower: Sigma Designs, Inc.

Address:   1221 California Circle

                 Milpitas, California 95035

Date: November 1, 2002

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

The Parties agree to amend the Loan and Security Agreement between them, dated September 7, 2001 (as previously amended from time to time, the "Loan Agreement"), as follows, effective as of the date hereof (unless an amendment set forth below is expressly made effective as of another date). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement, and references herein to the "Schedule" mean the Schedule to the Loan and Security Agreement, dated September 7, 2001)

1. Renewal. Section 4 of the Schedule - Maturity Date - currrently reads: "October 31, 2002." Said date is hearby amended to read in its entirely: "October 31, 2003."

2. Amendment to Credit Limit. Section 1 - "Credit Limit" of the Schedule to the Loan Agreement is hereby amended in its entirety to read as follows:

An amount not to exceed the lesser of: $18,000,000 at any one time outstanding (the "Maximum Credit Limit"); or the sum of (a), (b) and (c) below:

(a) Receivable Line. Loans (the "Receivable Loans") in an amount not to exceed the lesser of (i) $5,000,000, or (ii) 70% (the "Advance Rate") of the amount of Borrower's Eligible Receivables (as defined in Section 8 above); plus

(b) Securities Secured Line. Loans (the "Securities Secured Loans") in an amount not to exceed the lesser of (i) $12,000,000, or (ii) 100% of the principal amount of certificates of deposit (the "Credit Support Securities") from Silicon which are maintained with Silicon and in which Silicon has a first priority security interest perfected in a manner acceptable to Silicon; plus

(c) Nonformula Line. Subject to satisfaction of the "Nonformula Loan Conditions" described below, Loans (the "Nonformula Loans") in an amount not to exceed $1,000,000.

All Loans will be made first under the Securities Secured Line until the total of the Securities Secured Loans outstanding is $12,000,000. Principal payments on Loans shall not be applied to the outstanding balance of the Securities Secured Loans until all other Loans have been paid in full, provided that, after the occurrence of an Event of Default payments and principal reductions may be applied in such manner as Silicon shall determine in its discretion. Notwithstanding anything herein to the contrary, Borrower shall not be entitled to borrow Nonformula Loans until such time after November 1, 2002 as (i) Borrower has received at least $4,500,000 in net cash consideration from the issuance of equity securities of the Borrower (the "Equity Infusion") and (ii) Borrower has provided such evidence thereof as Silicon shall request.

3. Amendment Regarding Additional Fee. Section 3 - Fees - of the Schedule reads in part as follows: "plus (i) an additional loan fee of $10,000 if the Borrower does not have net income (determined in accordance with generally accepted accounting principles) for the fiscal quarter ending October 31, 2001, which fee shall be payable on or before November 30, 2001, plus (ii) an additional loan fee of $15,000 if the Borrower does not have net income (determined in accordance with generally accepted accounting principles) for the fiscal quarter ending January 31, 2002, which fee shall be payable on or before February 28, 2002." The above referenced language from Section 3 of the Schedule is hereby amended to read as follows: "plus (i) an additional loan fee of $15,000 if the Borrower does not have net income (determined in accordance with generally accepted accounting principles) for the fiscal quarter ending April 30, 2003, which fee shall be payable on or before May 31, 2003, plus (ii) an additional loan fee of $15,000 if the Borrower does not have net income (determined in accordance with generally accepted accounting principles) for the fiscal quarter ending July 31, 2003, which fee shall be payable on or before August 31, 2003."

4. Minimum Tangible Net Worth. The "Minimum Tangible Net Worth" portion of Section 5 - Financial Covenants - of the Schedule is hereby amended in its entirety to read as follows:

Borrower shall maintain a Tangible Net Worth of not less than

(i) $5,000,000 as of October 31, 2002; and

(ii) $4,600,000 as of November 30, 2002; and

(iii) $3,800,000 as of December 31, 2002; and

(iv) $4,900,000 as of January 31, 2003; and

(v) $4,100,000 as of Febuary 28, 2003; and

(vi) $3,400,000 as of March 31, 2003; and

(vii) $4,600,000 as of April 30, 2003; and

(viii) $3,900,000 as of May 31, 2003; and

(ix) $3,100,000 as of June 30, 2003; and

(x) $4,400,000 as of July 31, 2003; and

(xi) $3,700,000 as of August 31, 2003; and

(xii) $2,900,000 as ofSeptember 30, 2003; and

(xiii) $4,300,000 as of October 31, 2003 and as of the end of each succeeding month thereafter.

The Tangible Net Worth amounts set forth above shall be increased by an amount equal to 75% of the total net consideration received by Borrower after November 1, 2002, in consideration for the issuance by the Borrower of its equity securities and/or subordinated debt securities, effective on the date such consideration is received.

5. Minimum Cash Covenant. Section 5 - Financial Covenants - of the Schedule is hereby amended to add the following additional financial covenant:

Minimum Cash on Hand: At all times that there is any amount outstanding under the Nonformula Line, Borrower shall maintain a minimum of unrestricted cash (and cash equivalents) in accounts maintained at Silicon in an amount of not less than $3,500,000.

6. Additional Event of Default Remedies. Section 7.2 of the Loan Agreement is hereby amended to add the following to the end thereof:

Without limitation upon the remedies contained in this Section 7.2 or in any other Section of the Loan Agreement or in any other agreement by Borrower with or in favor of Silicon, the Borrower agrees that upon the occurrence of any Event of Default (including, without limitation, any Event of Default based on non-compliance with any financial covenant), and at any time thereafter, Silicon, at its option, upon written notice to the Borrower, may require that Borrower immediately pledge to Silicon certificates of deposit from Silicon, in an aggregate amount equal to 105% of the aggregate outstanding Non-Formula Loans, which certificates of deposit shall be maintained with Silicon, and in which Silicon shall have a first-priority security interest perfected in a manner acceptable to Silicon. In addition to the foregoing, Borrower acknowledges that it has from time to time previously violated financial covenants to which it had agreed to adhere pursuant to the Loan Agreement. In those instances, at Borrower's request, Silicon has forbeared from exercising its rights and remedies. Borrower and Silicon acknowledge and agree that any failure by Silicon to exercise any rights and remedies in connection with any Event of Default shall not be deemed as a waiver of, or an agreement by Silicon that it will not exercise, such rights and remedies in connection with any future Event of Default (whether such future Event of Default is the same as, similar to or different from any past Event of Default). In addition, without limiting Silicon's right to exercise any and all of its rights and remedies upon the occurrence of an Event of Default (including, without limitation, its right to cease making any Loans and to accelerate the Obligations), upon the occurrence of any Event of Default (including, without limitation, any Event of Default based on noncompliance with any financial covenant), Silicon may require that Borrower either immediately pay and perform all of the Obligations or (if Borrower qualifies) replace the loan facility provided for under the Loan Agreement with a facility provided by Silicon's Speciality Finance Division, subject to the type of credit structure offered by, and satisfactory to, said division.

7. Additional Definition. Subsection "g" of the definition of "Insured Foreign Receivables" contained in Section 8 of the Loan Agreement reads as follows: "In addition to the limitations set forth in Section 1 of the Schedule, Receivable Loans with respect to Insured Foreign Receivables shall be limited to $720,000 at any time outstanding." The reference to "$720,000" contained in said subsection "g" is hereby amended to read "$1,000,000."

8. Deposits with Silicon. Subsection 1 of Section 9 - Other Covenants - of the Schedule reads in part as follows: ". . . Borrower shall, at all times, maintain not less than 70% of its total cash and investments on deposit with Silicon." Said language is hereby amended to read as follows: ". . . Borrower shall, at all times, maintain not less than 85% of its total unrestricted cash (and cash equivalents), and 85% of its total cash (and cash equivalents) and investments, on deposit with Silicon."

9. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $30,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Agreement and any other agreements executed in connection therewith. Silicon is authorized to charge said fee to Borrower's loan account.

10. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

11. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: SIGMA DESIGNS, INC. By____________________________ President or Vice President By____________________________ Secretary or Ass't Secretary	Silicon: SILICON VALLEY BANK By____________________________ Title__________________________